Exhibit 4.21

EXECUTION VERSION

SECOND resizing AMENDMENT to CO-LENDER AGREEMENT

(PArK PlaCE loan)

This Second Resizing Amendment, dated as of May 1, 2016 (this “Second Resizing Amendment”), is made and executed pursuant to Section 32 of the Co-Lender Agreement, dated as of February 1, 2016, initially between Citigroup Global Markets Realty Corp. (“CGMRC”), as initial owner of Note A-1, and CGMRC, as initial owner of Note A-2, which co-lender agreement was amended by that certain Resizing Amendment to Co-Lender Agreement, dated as of March 31, 2016 (such co-lender agreement and such resizing amendment, collectively, the “Co-Lender Agreement”), in connection with the splitting of Note A-2 into Note A-2-1 and Note A-2-2.

Capitalized terms used in this Second Resizing Amendment and not otherwise defined herein shall have the meanings given to such terms in the Co-lender Agreement.

On February 17, 2016, CGMRC sold Note A-1 to Citigroup Commercial Mortgage Securities, Inc. (the “Depositor”), which immediately thereafter transferred Note A-1 to the trust created in connection with the issuance of the Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36 (the “Series 2016-GC36 Certificates”), which trust is the current holder of Note A-1. On April 26, 2016, CGMRC sold Note A-2-1 to the Depositor, which immediately transferred Note A-2-1 to the trust created in connection with the issuance of the Citigroup Commercial Mortgage Trust 2016-GC37, Commercial Mortgage Pass-Through Certificates, Series 2016-GC37, which trust is the current holder of Note A-2-1.

Pursuant to Section 32 of the Co-Lender Agreement, KeyBank National Association (“KeyBank”), in its capacity as Master Servicer under the Lead Securitization Servicing Agreement (i.e. the Pooling and Servicing Agreement dated as of February 1, 2016 and relating to the issuance of the Series 2016-GC36 Certificates), is authorized to execute this Second Resizing Amendment on behalf of the current holders of the Notes in connection with the Second Resizing (as defined below).

Section 1.  Notification of Resizing. CGMRC hereby notifies KeyBank, in its capacity as Master Servicer under the Lead Securitization Servicing Agreement, that, as of May 1, 2016, in accordance with, and pursuant to, Section 32 of the Co-Lender Agreement, Note A-2-2 in the original principal amount of $23,000,000.00 has been split and severed into two (2) pari passu promissory notes (the “Second Resizing”), represented by (i) that certain Replacement Promissory Note A-2-2-1 in the principal amount of $12,000,000.00 (“Note A-2-2-1”), and (ii) that certain Replacement Promissory Note A-2-2-2 in the principal amount of $11,000,000.00 (“Note A-2-2-2”), which replacement promissory notes constitute New Notes under the Co-Lender Agreement.

Section 2.  Satisfaction of Resizing Conditions. CGMRC hereby certifies that the conditions set forth in clauses (i) through (iv) of Section 32 of the Co-Lender Agreement have been satisfied with respect to the New Notes.

Section 3.  Amendment of Co-Lender Agreement.     The Co-Lender Agreement is hereby amended as follows in connection with the Second Resizing:

(i)          The definition of “Note A-2”, in the Co-Lender Agreement, shall hereafter refer to each of Note A-2-1, Note A-2-2-1 and Note A-2-2-2. Any other defined terms in the Co-Lender Agreement that relate to Note A-2 shall be construed in a manner correlative with the foregoing.

(ii)         Any and all provisions in the Co-Lender Agreement that set forth the rights and obligations of Note A-2 and the holder(s) thereof shall be construed to apply to each of Note A-2-1, Note A-2-2-1 and Note A-2-2-2 and their respective holders (the “Note A-2-1 Holder”, the “Note A-2-2-1 Holder” and the “Note A-2-2-2 Holder”, respectively), severally and not collectively.

(iii)        Any payments, collections, costs, expenses, liabilities or other amounts allocable to the Notes and the Note Holders pursuant to the Co-Lender Agreement shall be allocable to Note A-2-2-1 and Note A-2-2-2 and their respective Note Holders on a pari passu and pro rata basis with the other Notes subject to the Co-Lender Agreement, in accordance with the terms of the Co-Lender Agreement.

(iv)        Clause (b) of the definition of “Controlling Note Holder” is revised to read as follows:

(b)          (i)           the Note A-2-1 Holder, if and for so long as (i) the owner(s) of more than 50% of Note A-1 is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower and (ii) no more than 50% of Note A-2-1 is owned by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower;

(ii)          the Note A-2-2-1 Holder, if and for so long as (i) the owner(s) of more than 50% of each of Note A-1 and Note A-2-1 is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower and (ii) no more than 50% of Note A-2-2-1 is owned by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower; and

(iii)         the Note A-2-2-2 Holder, if and for so long as (i) the owner(s) of more than 50% of each of Note A-1, Note A-2-1 and Note A-2-2-1 is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower and (ii) no more than 50% of Note A-2-2-2 is owned by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower.

(v)         The Mortgage Loan Schedule attached to the Co-Lender Agreement as Exhibit A is hereby deleted in its entirety and replaced with the schedule attached as Exhibit A hereto to reflect the creation of the New Notes.

Section 4.  Effectiveness of Second Resizing Amendment. This Second Resizing Amendment shall become effective upon its having been duly executed by KeyBank, as Master Servicer under the Lead Securitization Servicing Agreement on behalf of the Note Holders and acknowledged and accepted by CGMRC with respect to Sections 1 and 2 hereof.

Section 5.  Governing Law. This Second Resizing Amendment and any claim, controversy or dispute arising under or related to this Second Resizing Amendment, the relationship of the parties to this Second Resizing Amendment, and/or the interpretation and enforcement of the rights and obligations of the parties to this Second Resizing Amendment shall be governed by and construed in accordance with the internal laws and decisions of the state of New York, without regard to the choice of law rules thereof (other than section 5-1401 of the New York general obligations law).

Section 6.        Counterparts. This Second Resizing Amendment may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Resizing Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Second Resizing Amendment.

Section 7.        Captions. The titles and headings of the paragraphs of this Second Resizing Amendment have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Second Resizing Amendment.

Section 8.        Severability. Wherever possible, each provision of this Second Resizing Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Resizing Amendment shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Resizing Amendment.

Section 9.        Continuation of Co-Lender Agreement. Except as amended hereby, the Co-Lender Agreement shall continue to remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Second Resizing Amendment to be duly executed as of the day and year first above written.

KeyBank National Association, in its capacity as Master Servicer under the Lead Securitization Servicing Agreement, on behalf of the Note A-1 Holder, the Note A-2-1 Holder and the Note A-2-2 Holder

By:	/s/ Bryan Nitcher
Name: Bryan Nitcher
Title: Senior Vice President

Second Resizing Amendment to Co-Lender Agreement (Park Place)

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-2-2 Holder for purposes of Sections 1 and 2 hereof

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

Second Resizing Amendment to Co-Lender Agreement (Park Place)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	CAZ 1 DE LLC
Date of Mortgage Loan:	December 15, 2015
Date of Original Promissory Note:	December 15, 2015
Date of Note A-1:	January 21, 2016
Date of Note A-2-1	March 21, 2016
Date of Note A-2-2-1 and Note A-2-2-2	May 1, 2016
Original Principal Amount of Mortgage Loan:	$93,000,000.00
Initial Note A-1 Principal Balance:	$50,000,000.00
Initial Note A-2-1 Principal Balance:	$20,000,000.00
Initial Note A-2-2-1 Principal Balance:	$12,000,000.00
Initial Note A-2-2-2 Principal Balance:	$11,000,000.00
Location of Mortgaged Property:	Chandler, Arizona
Initial Maturity Date:	January 6, 2026

Second Resizing Amendment to Co-Lender Agreement (Park Place)